Exhibit 21.1

SUBSIDIARIES OF INFOR, INC.

Name of Subsidiary	Jurisdiction of Incorporation
North America
Applied Datalog, Inc.	Canada
Infinium Software, Inc.	US Massachusetts
Infor (Canada), Ltd.	Canada
Infor (GA), Inc.	US – Georgia
Infor (US), Inc.	US – Delaware
Infor Public Sector, Inc.	US – California
LogicBlox, LLC	US – Delaware
Platform Settlement Services, LLC	US – Delaware
Seneca Acquisition Subsidiary Inc.	US – Delaware
Latin America
CLS de Mexico, S.A. de C.V.	Mexico City, Federal District
Datastream Latinamerica S.R.L.	Uruguay
Infor (Argentina) S.A.	Argentina
Infor Chile Softwares Ltda.	Chile
Infor Colombia S.A.S.	Colombia
Infor do Brasil Softwares Ltda.	Brazil
Infor Global Solutions (Venezuela) C.A.	Venezuela
Infor International Software, Inc.	Puerto Rico
Infor Mexico Softwares S.A. de C.V.	Mexico
Perville S.A.	Uruguay
TriSyn IP Ltd.	Cayman Islands
EMEA
Applied Datalog Netherlands BV	Netherlands
Axcentro Solutions GmbH	Switzerland
Capesso Provider AS	Norway
Geac Magyarország Ltd.	Hungary
GT Nexus Europe GmbH	Germany
Infor (Barneveld) B.V.	Netherlands
Infor (Belgium) N.V.	Belgium
Infor (Česká Republika) s.r.o.	Czech Republic
Infor (Deutschland) GmbH	Germany
Infor (Dublin II) Ltd.	Ireland
Infor (Farnborough) Ltd.	United Kingdom
Infor (France) S.A.S.	France
Infor (Friedrichsthal I) GmbH	Germany
Infor (Gibraltar) Ltd.	Gibraltar
Infor (Ireland) Ltd.	Ireland
Infor (Italia) s.r.l.	Italy
Infor (Midlands ) Ltd.	United Kingdom

Infor (Midlands II) Ltd.	United Kingdom
Infor (Midlands IV) Ltd.	United Kingdom
Infor (Nederland) B.V.	Netherlands
Infor (Norge) AS	Norway
Infor (Österreich) GmbH	Austria
Infor (Polska) Sp. zo.o.	Poland
Infor (Saudi Arabia) Ltd.	Kingdom of Saudi Arabia
Infor (Schweiz) AG	Switzerland
Infor (South Africa) Pty. Ltd.	South Africa
Infor (Steinhausen) II GmbH	Switzerland
Infor (Subholdings) Ltd.	United Kingdom
Infor (Sweden) AB	Sweden
Infor (United Kingdom) Ltd.	United Kingdom
Infor Communication Israel Ltd.	Israel
Infor Egypt LLC	Egypt
Infor Global Solutions (Europe) Ltd.	Ireland
Infor Global Solutions (Midlands III), Ltd.	United Kingdom
Infor Global Solutions (Midlands V) Co.	United Kingdom
Infor Global Solutions (Midlands VI) Ltd.	United Kingdom
Infor Global Solutions (Pegasus) Ltd.	Ireland
Infor Global Solutions EMEA Holdings Ltd.	United Kingdom
Infor Global Solutions European Finance S.A.R.L.	Luxembourg
Infor Global Solutions Holding GmbH	Germany
Infor Global Solutions Informática e Consultoria, Lda	Portugal
Infor Global Solutions OY	Finland
Infor Global Solutions UK Intermediate Holdings Ltd.	United Kingdom
Infor Holdings (Sweden) AB	Sweden
Infor Holdings BV	Netherlands
Infor International Holdings BV	Netherlands
Infor Software (Russia) LLC	Russia
Infor Software Iberia, S.A.U.	Spain
Infor UK Holdings Ltd.	United Kingdom
JBA Software Products (Ireland) Ltd.	Ireland
Merit Central Europe AG	Switzerland
Merit Consulting AB	Sweden
Merit Consulting AS	Norway
Merit Consulting AS	Denmark
Merit Consulting GmbH	Germany
Merit Consulting Ltd.	United Kingdom
Merit Consulting OY	Finland
Merit Czech Consulting sro	Czech Republic
Merit Globe AS	Norway
Merit Platform Partners AS	Norway
MIVE S.A.R.L.	Luxembourg

Predictix Ltd.	United Kingdom
Predictix Tunisia SARL	Tunisia
Quantum Solutions Holding Co. Ltd.	Ireland
S.P.R.L. Certpoint Europe	Belgium
SSA Global Technologies Ltd.	Israel
Starmount (UK) Ltd.	United Kingdom
Sugar Acquisition Ltd.	United Kingdom
Systems Union Group Ltd.	United Kingdom
Systems Union International B.V.	Netherlands
APAC
AUSUM3 Limited	New Zealand
Boss Solution Ltd.	Hong Kong
EXE Technologies (Shanghai) Co., Ltd.	China
GT Nexus International Ltd.	Hong Kong
GT Nexus Services Pvt. Ltd.	Sri Lanka
GT Nexus Software Pvt. Ltd.	India
Infor (ANZ Holdings) Pty. Ltd.	Australia
Infor (China) Ltd.	China
Infor (Hong Kong) Ltd.	Hong Kong
Infor (India) Pvt. Ltd.	India
Infor (Korea) Ltd.	Korea
Infor (Malaysia) Sdn. Bhd.	Malaysia
Infor (New Zealand)	New Zealand
Infor (S.E.A.) Pte. Ltd.	Singapore
Infor (Singapore Holdings) Pte. Ltd.	Singapore
Infor Global Solutions (ANZ) Pty. Ltd.	Australia
Infor Global Solutions (Beijing) Co., Inc.	China
Infor International Software, Inc.	Philippines
Infor Japan (M3) K.K.	Japan
Infor Japan K.K.	Japan
Infor Manufacturing (Malaysia) Sdn. Bhd.	Malaysia
Infor Philippines SAAS, Inc.	Philippines
Infor PSSC, Inc.	Philippines
Infor Software (Thailand) Co Ltd.	Thailand
JBA International Philippines, Inc.	Philippines
Merit Consulting (NZ) Ltd.	New Zealand
Orbis Pte. Ltd.	Singapore
PT Infor Software Indonesia	Indonesia
SoftBrands (HK) Ltd.	Hong Kong
Symix Computer Systems (Shanghai) Co., Ltd.	China
TradeCard Enterprise Mgmt. Consulting (Shenzhen) Co. Ltd.	China